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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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
             Name                       Jurisdiction of Organization                         Ownership
--------------------------------     ------------------------------------    ------------------------------------------
       James Monroe Bank                          Virginia                                     100%
    James Monroe Statutory                       Connecticut                   100% of the common voting securities
           Trust I
    James Monroe Statutory                       Connecticut                   100% of the common voting securities
           Trust II

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